EXHIBIT 10.1

TYME TECHNOLOGIES, INC.

2016 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

-i-

Tyme Technologies, Inc.

2016 Stock Option Plan for Non-Employee Directors

1.         Purpose.

The purpose of the Tyme Technologies, Inc. 2016 Stock Option Plan for Non-Employee Directors (the “Plan”) is to promote the interests of Tyme Technologies, Inc. (the “Company”) and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

2.         Definitions.

The following terms, as used herein, shall have the following meanings:

(a)	“Award” shall mean an Option granted pursuant to the Plan.

(b)	“Award Agreement” shall mean any written agreement, contract or other instrument or document between the Company and a Participant evidencing an Award.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)

“Cause” shall mean (i) the engaging by the Participant in willful misconduct that is materially injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Participant, (iii) the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iv) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to disability). For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)

“Committee” shall mean the Compensation Committee of the Board or, if no such committee has been appointed, a committee of the Board which shall be comprised of at least two members who shall qualify as “non-employee directors” within the meaning of Rule 16b-3 issued under the Exchange Act.  Prior to the date on which a committee is appointed to administer the Plan, “Committee” shall mean the Board.

(g)	“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

(h)	“Company” shall have the meaning set forth in Section 1 hereof.

(i)	“Effective Date” shall have the meaning set forth in Section 9(j) hereof.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k)

“Fair Market Value” of a share of Common Stock on any date shall mean (A) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on the next preceding date on which there was trading in such shares; (B) if the Common Stock is not listed or admitted to trade on a national securities exchange but is quoted on the OTC Bulletin Board, the last sale price for the Common Stock on such date as reported by the OTC Bulletin Board, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock; (C) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not quoted on the OTC Bulletin Board, the last sale price, or, if a last sale price is not quoted, the mean between the closing bid and asked prices for the Common Stock on such date, in either case, as furnished by the OTC Bulletin Board; (D) if the Common Stock is not listed or admitted to trade on a national securities exchange and the last sale price and closing bid and asked prices are not furnished by the OTC Bulletin Board, the last sale price, or, if a last sale price is not quoted, the mean between the closing bid and asked prices for the Common Stock on such date, in either case, as furnished by the OTC Markets Group Inc. or similar organization; and (E) if the stock is not listed or admitted to trade on a national securities exchange and if the last sale price and bid and asked prices for the Common Stock are not furnished by the OTC Markets Group Inc. or a similar organization, the value of a share of Common Stock established in good faith by the Board; provided, however, in the event the Committee determines that the reported trading volume for the Common Stock lacks the volume or breadth essential to produce a fair value for the Common Stock in circumstances set forth in clauses (A) to (E) above, the Committee shall be entitled to notify the Board and the Board shall be entitled in its discretion to establish a Fair Market Value based on an average of trading days in compliance with Section 409A of the Code, which shall be conclusive for such purposes.

(l)	“Non-Employee Director” shall mean a member of the Board who is not also an employee of the Company or a subsidiary.

(m)	“Option” shall mean the right, granted pursuant to the Plan, to purchase shares of Common Stock.

(n)	“Partial Disability” shall mean that the Committee has determined, in its sole discretion, that a Participant is partially disabled.

(o)	“Participant” shall mean a Non-Employee Director eligible to participate in the Plan pursuant to Section 3 hereof.

(p)	“Permanent Disability” means that the Participant has been determined to be disabled by the Committee in its sole discretion.

(q)	“Plan” shall have the meaning set forth in Section 1 hereof.

(r)	“Plan Year” shall mean the Company’s fiscal year.

(s)	“Retirement” shall mean the Participant’s termination of service on the Board by reason of retirement, as determined by the Committee in its sole discretion.

(t)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

3.         Administration.

Except as reserved to the discretion of the Board hereunder, the Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan; provided, however, that in no event shall the Committee have the power or authority to determine the recipients, amount, price or timing of Options to be granted under the Plan since such determinations shall be made in accordance with the corresponding express provisions of the Plan (the “Formula Provisions”). For the avoidance of doubt, the Formula Provisions are set forth in Sections 4 and 6 of the Plan.  All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

4.         Eligibility.

Each Non-Employee Director shall be eligible to receive Awards as described below in Section 6 during his or her tenure as a Non-Employee Director.

5.         Stock Subject to the Plan.

(a)

Number of Shares.  The maximum number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 750,000, subject to equitable adjustment as provided in Section 5(b) below. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b)

Equitable Adjustment.  In the event that an extraordinary transaction or other event or circumstance affecting the Common Stock shall occur, including, but not limited to, any extraordinary dividend or other distribution (whether in the form of cash, stock or other property), or recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Committee determines that a change or adjustment in the terms of any Award is appropriate, then the Committee may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Committee in its sole discretion determines), including, but not limited to (A) causing changes or adjustments to any or all of (i) the number and kind of shares of stock or other securities or property which may thereafter be issued under the Plan in connection with Awards, (ii) the number and kind of shares of stock or other securities or property issued or issuable in respect of outstanding Awards, and (iii) the exercise price relating to any Award,  (B) canceling outstanding Awards in exchange for replacement awards or cash.

6.         Non-Employee Director Options.

(a)

General.  The purchase price per share of Common Stock under Options granted to Non-Employee Directors shall be the Fair Market Value of such share on the date of grant. No Award Agreement with any Non-Employee Director may alter the provisions of this Section 6(a).

(b)

Grants to Non-Employee Directors as of the Effective Date.  Each person who is a Non-Employee Director on the Effective Date shall, as of the Effective Date, be granted automatically, without action by the Committee, an Option to purchase 25,000 shares of Common Stock.

(c)

Grants to New Non-Employee Directors First Elected After the Effective Date.  Each person who first becomes a Non-Employee Director after the Effective Date shall, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 25,000 shares of Common Stock.

(d)

Annual Grants to Continuing Directors.  On the date of each annual meeting of stockholders of the Company that occurs after March 31, 2017, each continuing Non-Employee Director that is re-elected to the Board at such meeting shall be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock.

(e)

Vesting.  Each Option granted to a Non-Employee Director shall vest and become exercisable with respect to fifty percent (50%) of the shares of Common Stock subject thereto on the date of grant thereof and fifty percent (50%) of the shares of Common Stock subject thereto on the first anniversary of the date of grant thereof, provided that such Non-Employee Director shall have continually served as such from such date of grant through and on such anniversary date.  Notwithstanding the foregoing, (i) each outstanding Option shall become immediately vested and exercisable in full upon the death of the Non-Employee Director, and (ii) if the Non-Employee Director’s membership on the Board terminates by reason of Retirement, Permanent Disability or Partial Disability, any outstanding Option held by such Non-Employee Director shall become immediately vested and exercisable in full.

(f)

Duration.  Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall remain outstanding for a term of ten years from the date of grant. Upon the cessation of a Non-Employee Director’s membership on the Board for any reason, vested Options granted to such Non-Employee Director shall expire upon the earliest to occur of (i) two (2) years from the date of such cessation of Board membership, (ii) the tenth anniversary of the date of grant of the Option, or (iii) the second anniversary of the Non-Employee Director’s death; provided, the periods set forth in clauses (i) and (iii) may be extended upon Board approval.  Any portion of an Option that is not vested on the Non-Employee Director’s cessation of Board membership for any reason (or does not become vested by reason of such cessation of membership under paragraph (e) above) shall be permanently forfeited on the date such membership ceases.

(g)

Award Agreement.  Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement.   Each Award Agreement shall state that the Option constitutes a Nonqualified Stock Option and shall state the number of shares of Common Stock to which the Option relates.

(h)

Method and Time of Payment.  The Option exercise price shall be paid in full, at the time of exercise, in cash, in shares of Common Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Common Stock  or, in the sole discretion of the Committee or as set forth in any Award Agreement, through a cashless exercise procedure.

7.         General Provisions.

(a)

Compliance with Legal Requirements.  The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required.

(b)

Nontransferability.  Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however Awards may be transferred pursuant to a domestic relations order awarding benefits to an “alternate payee” (within the meaning of Code Section 414(p)(8)) that the Committee determines satisfies the criteria set forth in paragraphs (1), (2), and (3) of Code Section 414(p).

(c)

No Right To Continued Directorship.  Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue to serve as a director of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement.

(d)

Withholding Taxes.  Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Common Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Common Stock or cash otherwise payable to such Participant through such Award having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation, and/or (c) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation.

(e)

Amendment and Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation.  Except as otherwise provided herein, no amendment shall materially adversely affect the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent. Unless sooner terminated by the Board, the Plan will automatically terminate on the tenth anniversary of the Effective Date.  If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

(f)

Participant Rights.  Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the date of exercise of the Option and the issuance of a certificate to him or her for such shares in respect of such exercise.

(g)

Unfunded Status of Awards.  The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)

No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)	Effective Date. The “Effective Date” of this Plan shall be the date it is approved by the Board.

(k)

Beneficiary.  A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.